Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS RECEIVES POSITIVE NASDAQ PANEL DECISION

Company Given Until March 27th, 2015 to Submit Delinquent Filings

HIGHLANDS RANCH, Colorado, November 17, 2014 - Advanced Emissions Solutions, Inc. (NASDAQ:ADES) (the “Company”) today announced that on November 13, 2014, the Company received a positive decision from the Listing Qualifications Panel (the “Panel”) of The NASDAQ Stock Market LLC (“NASDAQ”) granting the Company’s request for an exception within which to evidence compliance with NASDAQ Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”). In order to evidence full compliance with the terms of the Panel’s decision, on or before March 27, 2015, the Company must file all outstanding annual and periodic reports with the SEC, including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, for which the Company received an additional Rule 5250(c)(1) delinquency notice from the NASDAQ Listing Qualifications Staff on November 12, 2014. The Company expects that it will be able to timely satisfy the terms of the Panel’s decision.

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BCSI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the Company’s ability to address certain accounting and other matters related to the Company’s financial statements, file the delinquent periodic reports within the extended stay granted by the Panel and maintain listing of the Company’s common stock on the NASDAQ Capital Market; and statements and expectations regarding our future growth and ability of our technologies to advance cleaner energy and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of the Company’s management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws, regulations and accounting rules and their impact; economic conditions and market demand; loss of key personnel; inability to commercialize our technologies on favorable terms; technical, start-up and operational difficulties; availability of raw materials and equipment; and other factors discussed in greater detail in the Company’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company’s SEC filings for additional risks and uncertainties that may apply to the Company’s business and the ownership of the Company’s securities. The Company’s forward-looking statements are presented as of the date made, and the Company disclaims any duty to update such statements unless required by law to do so.

Graham Mattison

Vice President, Investor Relations

(720) 889-6206

graham.mattison@adaes.com